thredUP Announces Fourth Quarter and Full Year 2021 Results

•All-time quarterly revenue high of $72.9 million, representing 68% growth year-over-year. Fourth quarter gross margin of 66% and gross profit growth of 62% year-over-year.
•Annual revenue of $251.8 million, representing 35% growth year-over-year. Annual gross margin of 70.7% and gross profit growth of 39% year-over-year.
•Record number of Active Buyers of 1.7 million and Orders of 1.7 million in Q4 2021, representing growth of 36% and 69% year-over-year, respectively. Record annual orders of 5.3 million, representing growth of 34% year-over-year.
•Remix acquisition closed in Q4 2021, kickstarting our international expansion.
•Established new Resale-as-a-Service (RaaS) programs with adidas, Crocs, and Michael Stars.

Oakland, CA – March 7, 2022 – ThredUp Inc. (Nasdaq: TDUP), one of the largest online resale platforms for women’s and kids’ apparel, shoes, and accessories, announced today its preliminary financial results for the fourth quarter and full year ended December 31, 2021.

“We ended our first year as a public company with another quarter of strong financial performance,” said James Reinhart, CEO and co-founder at thredUP. “In 2022, we expect our continued investment in our infrastructure both domestically and internationally will enable us to keep building the foundation for the future of resale on the internet.”

Fourth Quarter 2021 Financial Highlights

•Revenue: Total revenue of $72.9 million, an increase of 68% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $48.2 million representing growth of 62% year-over-year. Gross margin was 66.1% as compared to 68.5% in the fourth quarter last year largely due to the Q4 acquisition of Remix.
•Net Loss: The GAAP net loss was $17.9 million, or 24.6% of revenue, for the fourth quarter 2021, compared to a GAAP net loss of $17.0 million, or 39.1% of revenue, for the fourth quarter 2020.
•Adjusted EBITDA and EBITDA Margin: The Adjusted EBITDA loss was $10.5 million, or 14.5% of revenue, for the fourth quarter 2021, compared to the Adjusted EBITDA loss of $12.2 million, or 28.2% of revenue, for the fourth quarter 2020.
•Active Buyers and Orders: Active Buyers of 1.7 million and Orders of 1.7 million growing 36% and 69%, respectively, over the comparable quarter last year.

Full Year 2021 Financial Highlights
•Revenue: Total revenue of $251.8 million, an increase of 35% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $178.1 million representing growth of 39% year-over-year. Gross margin expanded to 70.7% from 68.9% last year.
•Net Loss: The GAAP net loss was $63.2 million, or 25.1% of revenue, for the full year 2021, compared to a GAAP net loss of $47.9 million, or 25.7% of revenue, for the full year 2020.
•Adjusted EBITDA and EBITDA Margin: The Adjusted EBITDA loss was $36.5 million, or 14.5% of revenue, for the full year 2021, compared to the Adjusted EBITDA loss of $33.4 million, or 18.0% of revenue, for the full year 2020.
•Orders: Record orders of 5.3 million for the full year 2021, growing 34% over 4.0 million for the full year 2020.

Recent Business Highlights

•Opened two dedicated processing centers: In addition to opening its Dallas, TX distribution center, thredUP is expanding its processing power by bringing two new processing centers online in Grapevine, TX and Lebanon, TN.
•Resale-as-a-Service (RaaS): thredUP announced a number of new RaaS programs with adidas, Crocs, and Michael Stars and more.
•Closed Remix acquisition: Acquisition closed in Q4 2021, kickstarting our international expansion.
•New Remix facility in Europe: thredUP pursues its international expansion with a new custom-built distribution center in Europe to support Remix’s growth, which will ultimately support over three times the capacity of its current DC.
•Bolstered ESG leadership: Seth Levey hired as first-ever Head of Public Policy and Sustainability to lead thredUP’s ESG strategy.
Financial Outlook
For the first quarter 2022, thredUP expects:
•Revenue in the range of $70 million to $72 million
•Gross margin in the range of 65% to 67%
•Adjusted EBITDA margin loss in the range of 19.0% to 17.0%
For the full fiscal year 2022, thredUP expects:
•Revenue in the range of $330 million to $340 million
•Gross margin in the range of 64% to 66%
•Adjusted EBITDA margin loss in the range of 15.5% to 13.5%

Conference Call and Webcast Information

•Conference Call: The live call is accessible in the U.S. and Canada at +1 888-394-8218 (code 6055297) and outside of the U.S. and Canada at +1 646-828-8193 (code 6055297).
•Webcast: The live and archived webcast and related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com.

ThredUp Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	December 31,	December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$84,550	$64,485
Marketable securities	121,277	—
Accounts receivable, net	4,136	1,823
Inventory, net	9,825	3,519
Other current assets	8,625	5,332
Total current assets	228,413	75,159
Operating lease right-of-use assets	39,340	23,656
Property and equipment, net	55,466	41,131
Goodwill	12,238	—
Intangible assets	13,854	—
Other assets	11,515	2,965
Total assets	$360,826	$142,911
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$13,336	$9,386
Accrued and other current liabilities	45,253	32,541
Seller payable	19,125	13,724
Operating lease liabilities, current	3,931	3,643
Current portion of long-term debt	7,768	3,270
Total current liabilities	89,413	62,564
Operating lease liabilities, non-current	36,997	21,574
Long-term debt	27,559	31,190
Other non-current liabilities	1,123	2,719
Total liabilities	155,092	118,047
Convertible preferred stock	—	247,041
Stockholders’ equity
Common stock	10	1
Additional paid-in capital	522,161	29,989
Accumulated other comprehensive loss	(1,094)	—
Accumulated deficit	(315,343)	(252,167)
Total stockholders’ equity (deficit)	205,734	(222,177)
Total liabilities, convertible preferred stock and stockholders’ equity	$360,826	$142,911

ThredUp Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenue:
Consignment	$44,758	$34,211	$186,114	$138,096
Product	28,121	9,222	65,678	47,919
Total revenue	72,879	43,433	251,792	186,015
Cost of revenue:
Consignment	10,257	9,087	41,856	34,184
Product	14,434	4,611	31,804	23,683
Total cost of revenue	24,691	13,698	73,660	57,867
Gross profit	48,188	29,735	178,132	128,148
Operating expenses:
Operations, product and technology	36,624	27,928	128,079	101,408
Marketing	15,281	10,252	63,625	44,765
Sales, general and administrative	14,608	7,802	48,814	28,564
Total operating expenses	66,513	45,982	240,518	174,737
Operating loss	(18,325)	(16,247)	(62,386)	(46,589)
Interest expense	(524)	(440)	(2,275)	(1,305)
Other income, net	961	(258)	1,565	73
Loss before provision for income taxes	(17,888)	(16,945)	(63,096)	(47,821)
Provision for income taxes	23	56	80	56
Net loss	$(17,911)	$(17,001)	$(63,176)	$(47,877)
Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(1.33)	$(0.82)	$(4.14)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	97,802,444	12,819,530	77,091,959	11,565,443

ThredUp Inc.
Consolidated Statements of Comprehensive Loss
(in thousands)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net Loss	$(17,911)	$(17,001)	$(63,176)	$(47,877)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(729)	—	(729)	—
Unrealized gain (loss) on available-for-sale debt securities	(337)	—	(365)	—
Total comprehensive loss	$(18,977)	$(17,001)	$(64,270)	$(47,877)

ThredUp Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve months ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(63,176)	$(47,877)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,155	5,581
Stock-based compensation expense	12,959	7,336
Reduction in the carrying amount of right-of-use assets	3,985	4,034
Changes in fair value of convertible preferred stock warrants and others	2,342	561
Changes in operating assets and liabilities:
Accounts receivable, net	(1,189)	229
Inventory, net	(2,741)	374
Other current and non-current assets	(6,326)	32
Accounts payable	871	3,469
Accrued and other current liabilities	9,251	5,182
Seller payable	5,072	4,407
Operating lease liabilities	(3,964)	(3,824)
Other non-current liabilities	(1,258)	1,391
Net cash used in operating activities	(35,019)	(19,105)
Cash flows from investing activities
Purchases of marketable securities	(125,217)	—
Maturities of marketable securities	2,800	—
Purchases of non-marketable equity investment	(3,750)	—
Acquisition of business, net of cash acquired	(23,581)	—
Purchase of property and equipment	(19,828)	(19,424)
Net cash used in investing activities	(169,576)	(19,424)
Cash flows from financing activities
Proceeds from debt issuance, net of issuance costs	4,625	18,352
Repayment of debt	(4,000)	(1,190)
Proceeds from issuance of Class A common stock upon initial public offering and the follow-on offering, net of underwriting discounts and commissions	226,905	—
Proceeds from exercise of common stock options and withholding taxes for the net share settlement of restricted stock units	5,177	2,170
Payment of costs for the initial public offering and the follow-on offering	(4,729)	(1,117)
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—
Proceeds from ESPP purchase	982	—
Net cash provided by financing activities	228,960	18,215
Effect of exchange rate changes on cash and cash equivalents	(64)	—
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	24,301	(20,314)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	67,539	87,853
End of period	$91,840	$67,539

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA Reconciliation:
Net loss	(17,911)	$(17,001)	$(63,176)	$(47,877)
Depreciation and amortization	3,008	1,713	9,155	5,581
Stock-based compensation expense	3,570	2,279	12,959	7,336
Acquisition and offering related expenses	251	—	1,271	—
Interest expense	524	440	2,275	1,305
Change in fair value of convertible preferred stock warrant liability	—	285	930	201
Provision for income taxes	23	56	80	56
Adjusted EBITDA	$(10,535)	$(12,228)	$(36,506)	$(33,398)
Adjusted EBITDA margin %	(14.5)%	(28.2)%	(14.5)%	(18.0)%

Investors
ir@thredup.com

Media
media@thredup.com

About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest resale platforms for women's and kids' apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With thredUP’s Resale-as-a-Service, some of the world’s leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, guidance on financial results for the first quarter and full year of 2022; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of the COVID-19 pandemic on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the success of our

RaaSⓇ model and the timing and plans for future RaaSⓇ clients; and our ability to attract new Active Buyers.
The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, risks detailed in our upcoming Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account in our marketplace. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplace, including through our RaaSⓇ partners, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use

Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP measure used by other companies.
A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, depreciation and amortization, stock-based compensation expense, acquisition, offering and other expenses, interest expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the first quarter of 2022 and full year 2022, depreciation and amortization is expected to be $2.9 million and $15.5 million, respectively. In addition, for the first quarter of 2022 and full year 2022, stock-based compensation expense is expected to be $4.0 million and $17.9 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA margin.